UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VASO CORPORATION
(Name of Registrant as Specified in its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Vaso Corporation wishes to clarify certain information contained in its proxy materials relating to the procedures for beneficial shareholders who hold their shares in “street name” through a bank, broker or other intermediary and wish to attend the upcoming Annual Meeting of Shareholders.  If you hold your shares through an intermediary, such as a bank or broker, you cannot attend and vote at the Annual Meeting unless you obtain a legal proxy from the intermediary and submit it to the Secretary of the meeting. Please note that if you hold your shares through an intermediary, you must bring your legal proxy to the annual meeting; you do not need to submit your legal proxy to Broadridge or otherwise register with Broadridge.

All other procedures for voting and attendance remain as described in the proxy materials previously furnished to shareholders.